Exhibit 99.1  - Press release



PR Newswire

Whitemark Homes, Inc. Completes Acquisition of North Florida Developer November 08, 2001 08:32:00 AM ET

ORLANDO, Fla., Nov. 8 /PRNewswire/ -- Whitemark Homes, Inc. (OTC Bulletin
Board: WTMK) today announced the closing of its previously announced agreement to acquire privately held North Florida Consulting, Inc. and related entities, a major developer of prestigious waterfront properties in the Florida Panhandle. The transaction increases Whitemark's assets to approximately $83 million, compared to $11 million as of June 30, 2001, and increases stockholders' equity to $20 million from $1.2 million. Assets include $42 million in land and home inventory and $34 million of land contract rights. Liabilities of approximately $63 million include debt of $31 million and deferred taxes of $13 million. All the aforementioned figures are unaudited. The Company is preparing to file a Form 8-K with the SEC within 15 days to report the acquisition. Financial statements for the North Florida Consulting entities and pro forma financial information of Whitemark giving effect to the acquisition will be submitted as part of that Form 8-K within 75 days.

Whitemark issued a total of 5 million restricted common shares to the three stockholders of North Florida Consulting, who own approximately 38% of the
13.2 million shares issued and outstanding after the transaction, to acquire North Florida Consulting entities. In connection with the acquisition, Mike Adkinson, one of the former stockholders of the North Florida Consulting entities, will retain a 30% profit participation in certain ongoing real estate development projects acquired by Whitemark in this transaction upon the completion of those projects.

Larry White, President and CEO of Whitemark Homes, continues to be the largest shareholder of Whitemark with 5.3 million shares, or approximately 40% of the outstanding shares. Wayne Adkinson, one of the stockholders and President of North Florida Consulting, will continue to head the new North Florida Consulting subsidiary of Whitemark while becoming a vice president of the parent Company.

North Florida Consulting specializes in five-star resort properties and upscale homes, including single-family and condominium units. The company has or has options to acquire 20 ready-to-build projects located from the Pensacola area to the Panama City area, including Destin. North Florida Consulting's projects under management include twin high-rise condominium units in an operating five-star golf/beach resort, a 450-room luxury hotel in Houston, Texas, and three developed affordable housing projects in North Florida.

Whitemark, a leading homebuilder in Central Florida, has six subdivisions currently in the development or build-out stage. In addition, the Company provides mortgage financing services for purchasers of its homes.

This release includes "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and the Company is including this cautionary statement to obtain the protection of the safe harbor for forward-looking statements under those sections. In this release, the words "anticipates," "believes, "expects," "intends," "future" and similar expressions identify forward-looking statements. These forward-looking statements reflect the Company's current views with respect to future events and financial condition and performance and are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include specific matters such as the pending nature of the acquisition transaction, the valuation of the transaction, and the ability to complete and realize the expected benefits from the acquisition, and general economic conditions such as home mortgage interest rates, shortages of material and labor, weather conditions, competition with other real estate developers, regulatory requirements and other such matters as discussed in the Company's 2000 Annual Report on Form 10-K filed with the SEC. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that may arise after the date hereof, except as required by securities laws. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.

copywright 2001 PRNewswire